VERTEX ENERGY, INC. 8-K

Exhibit 99.2

Fourth Quarter and Full Year 2021 Results Conference Call March 2022

Disclaimer This document may contain forward - looking statements including words such as “may,” “can,” “could,” “should,” “predict,” “aim,” “potential,” “continue,” “opportunity,” “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident,” “scheduled,” or similar expressions, as well as information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements . These risk factors include, but are not limited to, risks associated with our completion of the proposed acquisition on anticipated terms and timing, if at all, including the ability to complete such acquisition and planned capital projects, unforeseen liabilities, future capital expenditures, the ability to recognize synergies (in connection with the acquisition), and the ability of Vertex Energy to complete current plans for expansion and growth of the new operations and other conditions to the completion of the transactions ; the expected benefits, output, financial metrics and production of the proposed acquisition transaction ; our ability to satisfy closing conditions associated with the acquisition ; our ability to raise sufficient capital to complete the acquisition and the planned renewable diesel project and other planned projects and the terms of such funding ; the occurrence of any event, change or other circumstances that could give rise to the parties failing to complete the transactions on the terms disclosed, if at all, the right of one or both of Vertex Energy or Shell to terminate the acquisition agreement and the result of such termination, including a termination fee of $ 10 million payable by Vertex Energy to Shell under certain conditions ; the timing of planned capital projects at the refinery and the outcome thereof ; the future production of the refinery ; the outcome of any legal proceedings that may be instituted against any parties or their respective directors in connection with such planned transactions ; the ability to obtain regulatory approvals and other consents, and meet other closing conditions to the acquisition on a timely basis or at all ; difficulties and delays in integrating the acquired assets businesses ; the estimated timeline of the renewable diesel capital project, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu , anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement ; certain mandatory redemption provisions of the recently sold senior convertible notes, the conversion rights associated therewith, dilution caused by such conversions, and Vertex Energy’s ability to comply with required covenants thereunder and pay amounts due under such senior notes, including interest and other amounts due thereunder ; the level of competition in our industry and our ability to compete ; our ability to respond to changes in our industry ; the loss of key personnel or failure to attract, integrate and retain additional personnel ; our ability to protect our intellectual property and not infringe on others’ intellectual property ; our ability to scale our business ; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks ; our ability to obtain and retain customers ; our ability to produce our products at competitive rates ; our ability to execute our business strategy in a very competitive environment ; trends in, and the market for, the price of oil and gas and alternative energy sources ; the outcome of pending and potential future litigation, judgments and settlements ; rules and regulations making our operations more costly or restrictive ; changes in environmental and other laws and regulations and risks associated with such laws and regulations ; economic downturns both in the United States and globally ; risk of increased regulation of our operations and products ; disruptions in the infrastructure that we and our partners rely on ; decreases in global demand for, and the price of, oil, due to COVID - 19 , state, federal and foreign responses thereto ; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third - party feedstocks on commercially reasonable terms ; risks associated with COVID - 19 , the global efforts to stop the spread of COVID - 19 , potential downturns in the U . S . and global economies due to COVID - 19 and the efforts to stop the spread of the virus, and COVID - 19 in general ; and the expected benefits, output, financial metrics and production of proposed transactions . Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Vertex Energy's business, plans, prospects, financial condition, liquidity, cash flows, projections and results could differ materially from those expressed in any forward - looking statement . While forward - looking statements reflect our good faith beliefs, they are not guarantees of future performance . New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us . Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward - looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2020 , and the Company’s Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2021 and future Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q . These reports are available at www . sec . gov . The Company cautions that the foregoing list of important factors is not complete, available at the SEC’s website at www . sec . gov . Except as required by law, Vertex Energy expressly disclaims any obligation or undertaking to update any forward - looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based . The forward - looking statements included in this presentation are made only as of the date hereof . Vertex Energy cannot guarantee future results, levels of activity, performance or achievements . Accordingly, you should not place undue reliance on these forward - looking statements . Finally, Vertex Energy undertakes no obligation to update these statements after the date of this presentation, except as required by law, and also undertakes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy . If we update one or more forward - looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward - looking statements . Information regarding market and industry statistics contained in this presentation is based on information available to us that we believe is accurate . It is generally based on publications that are not produced for investment or economic analysis . Past performance information given in this presentation is given for illustrative purposes only and should not be relied upon as (and is not) an indication of future performance . Use of Non - GAAP Financial Measures This presentation discusses Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income . Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income are “non - GAAP financial measures” presented as supplemental measures of the Company’s performance . They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP . Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures for continued and discontinued operations . EBITDA represents net income before interest, taxes, depreciation and amortization for continued and discontinued operations . Adjusted EBITDA is defined as EBITDA before stock - based compensation expense, gain (loss) on change in value of derivative warrant liability, unrealized gains and losses on derivative instruments for hedging, impairment loss on assets, and Shell refinery transaction related activities for continued and discontinued operations . Adjusted net income is defined as net loss before gain (loss) on change in value of derivative warrant liability, impairment loss on assets, and Shell refinery transaction related activities for continued and discontinued operations . Free Cash Flow, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period . Adjusted net income is presented based on our management’s belief that this non - GAAP financial measure enables a user of financial information to understand the impact of identified adjustments on reported results . Free Cash Flow, EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry . We use Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers . Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations . Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP . Some of these limitations are : Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments ; Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, working capital needs ; Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments ; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income do not reflect any cash requirements for such replacements ; and other companies in this industry may calculate Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income differently than Vertex does, limiting its usefulness as a comparative measure . For example, adjusted Free Cash Flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period . Free Cash Flow, EBITDA and Adjusted EBITDA and Adjusted net income are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP . The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items . We compensate for these limitations by providing a reconciliation of each of these non - GAAP measures to the most comparable GAAP measure . We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non - GAAP measures in conjunction with the most directly comparable GAAP financial measure . For more information on these non - GAAP financial measures, please see the sections titled “Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Free Cash Flow and Net Loss attributable to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” and “Reconciliations of Unaudited Net Loss to Adjusted Net Income (Loss)”, each included at the end of this presentation . 2

Executive Summary

Fourth Quarter and Full-Year 2021

Key Performance Indicators

($ in Millions unless otherwise noted)*

	4Q20	4Q21	FY20	FY21
Total Gross Profit	$5.2	$15.5	$16.1	$49.1
GAAP Net Loss	($2.9)	($5.3)	($11.4)	($7.6)
Adjusted Net Income[a]	($2.7)	$4.6	($13.0)	$17.4
Adjusted EBITDA[a]	($0.4)	$9.5	($2.8)	$25.3
Free Cash Flow[a,b]	($3.9)	$4.6	($6.7)	$5.4
Cash and Available Liquidity	$12.3	$36.1	$12.3	$36.1
Net Leverage[a,c]	0.4x	-0.5x	0.5x	-0.2x
Y/Y Growth in UMO Collections	17.0%	8.0%	1.0%	20.0%

4Q21 and FY 2021 Results

Financial and Operating Highlights

- Performance driven by improved refining margins, continued growth in UMO collections, strong operational reliability and safety-focused culture
- Achieved record fourth quarter and full-year Adjusted Net Income, Adjusted EBITDA and Free Cash Flow
- Refined product margins supported by elevated commodity price environment, together with strong end-market demand
- Marrero and Heartland refineries operated at 104% and 94% utilization in 4Q21, respectively, and 94% and 100% in the full-year 2021
- Recapitalized balance sheet ahead of planned closing of the Mobile refinery; more than $36 million in cash available liquidity as of December 31, 2021; does not include $100 million of restricted cash

*Includes both continued and discontinued operations
(a) A full-reconciliation of GAAP to Non-GAAP metrics is provided in the Appendix of this presentation
(b) Free cash flow defined as cash flow from operations less total capital expenditures
(c) Net leverage defined as net debt (cash) divided by trailing twelve-month adjusted EBITDA

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• 5 - year product supply agreement with Idemitsu Apollo Renewable Corp. • Vertex will supply 100% of the renewable diesel produced at the Mobile Refinery to Idemitsu during the term of the agreement • Idemitsu will pay Vertex for each gallon produced at an indexed, spot - market price at the time of production Mobile Refinery Update Received Commitment Letter for $125 million Senior Secured Term Loan Executed contracts with engineering and technology providers Secured 5 - Year Renewable Diesel Supply Agreement with Idemitsu Apollo • In February 2022, Vertex received a commitment letter on a three - year, $125 million first - lien senior secured term loan facility to close and fund upon the closing of Vertex’s planned acquisition of the Mobile Refinery. • Term loan syndicate led by certain funds and accounts managed by each of BlackRock Financial Management, Inc., Whitebox Advisors, LLC and Highbridge Capital Management, LLC. • Proceeds expected to fund a portion of the purchase price of the Mobile Refinery, a portion of the planned renewable diesel conversion project, liquidity needs and other corporate purposes. 4 1 2 3 Vertex intends to assume ownership and commercial operations of the Mobile refinery on April 1, 2022, subject to the final closing of the $125 Term Loan and a planned working capital facility • During the first quarter 2022, Vertex entered into a definitive agreement with Haldor Topsoe , a global provider of carbon emission reduction technologies for the chemical and refining industries, to lead the technology implementation of the planned conversion of an existing hydrocracking unit at the Mobile Refinery, upon closing of the acquisition • Vertex has moved forward with initial design, engineering and procurement activities with Worley, a global provider of professional project and asset services in the energy, chemicals, and resources sectors, and expects renewable diesel production to commence by the end of fourth quarter 2022, subject to the completion of the timely acquisition of the refinery and other matters.

4Q21 and FY21 Performance Summary* 5 UMO Collections +8% y/y in 4Q21, 20% y/y in 2021 (Y/Y growth in UMO gallons collected) Adj. EBITDA +$9.9 million y/y in 4Q21, +$28.1 million in 2021 ($ in Millions) Gross Profit +$10.3 million in 4Q21 and +$33.0 million in 2021 ($ in Millions) Adj. Net Income (loss) +$7.3 million y/y in 4Q21, +$30.4 million in 2021 ($ in Millions) 17.0% 8.0% 1.0% 20.0% 4Q20 4Q21 FY 2020 F2021 $5.2 $15.5 $16.1 $49.1 4Q20 4Q21 FY20 FY21 ($0.4) $9.5 ($2.8) $25.3 4Q20 4Q21 FY20 FY21 ($2.7) $4.6 ($13.0) $17.4 4Q20 4Q21 FY20 FY21 *Includes both continued and discontinued operations

Financial Performance Bridge 6 Adjusted EBITDA Bridge – 4Q20 vs. 4Q21 $ in Millions Adjusted EBITDA Bridge – FY 2020 vs. FY 2021 $ in Millions $25.3

Mobile Refinery Expected to Have Substantial Competitive Advantages

Feedstock Supply, Off-take Agreements Make Attractive Build Economics

Speed to Market	• Brownfield conversion of operating hydrocracker using proven technology condenses timeline to produce renewable diesel • Ability to source feedstock and long-term offtake partners
Among the Lowest Capex per Barrel	• Existing hydrocracker ideally suited for conversion • Mobile conversion project is expected to be one of the lowest cost renewable diesel projects on capex per barrel of capacity basis based on public historical data
Committed Strategic Partners	• Upon closing of the acquisition, Vertex anticipates entering into a long-term crude supply and product off-take agreements with Shell • Anticipate expanding current marine fuel off-take partnership with Bunker One • Entered renewable diesel offtake agreement with Idemitsu
Diverse Feedstock Supply	• Capitalize on management's track record of successfully sourcing a diverse slate of feedstocks; aggregation specialists • Vertex is in advanced discussions with multiple industry leading soybean oil and other feedstock suppliers
Gulf Coast Location & Marine Access	• Location on the Gulf Coast allows Vertex to source both domestic and international feedstock via vessel, truck and rail • Cost-advantaged marine transport to the West Coast and other markets



Speed to Market
Projected to be among the Lowest Capex per Barrel
Committed Strategic Partners
Diverse Feedstock Supply
Gulf Coast Location & Marine Access
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ENERGY

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Strategically Located Southeastern U.S. Refining Asset Diverse Feedstock Supply Capabilities Broad Production Distribution Footprint • Geographically and logistically positioned to receive domestic, cost - advantaged feedstock • Currently processing 10 - 15 crudes supplied via pipeline and barge • Current feedstock supply is 56% via marine, 42% via pipeline, 2% via truck • Eastern most Gulf Coast refinery in an import region with limited pipeline accessibility • Major supplier to the eastern Mississippi, Alabama, western Georgia and northwest Florida markets, loading 175 trucks per day off the rack • Ability to export diesel and jet fuel to the Caribbean and South America 8

Mobile Will Accelerate Vertex's Low-Carbon, Energy Transition Strategy

Vertex Expects to Become a Leading Producer and Marketer of Renewable Diesel Fuel

1 Lower emission, cleaner burning substitute

- Renewable diesel is a diesel fuel made in a manner similar to traditional petroleum diesel with the exception being the feedstocks (vegetable oils and animal fats) are renewable, rather than petroleum based
- Renewable diesel represents a greater than 70% decline in GHG emissions vs. petroleum diesel fuel(1)

2 Significant market potential

- California is leading the way in incentivizing diesel production through the Federal Renewable Standards Program and Low Carbon Fuel Standards Program
- After being introduced into the California market in 2011, renewable diesel now satisfies ~15% of the state's total diesel demand[1]
- California renewable diesel demand is expected to increase by 600% over the next decade[1]
- Multiple other states are expected to follow California's lead

3 Mobile accelerates our market entry

- The Mobile refinery provides an operating hydrocracker that can be modified to produce renewable diesel
- The cost-competitive hydrocracker conversion project is expected to require nine months to reconfigure, versus approximately three years for a greenfield project of similar size and scope
- Vertex believes its rapid, lower-cost entry into a newer, developing market through the conversion of an existing, operating process unit provides a significant "early-mover" advantage

4 Renewable diesel is a fungible substitute

- Renewable diesel represents a critical and viable substitute for petroleum-based diesel fuel
- Renewable diesel can be used in all engines designed to operate on conventional diesel fuel
- This compatibility reduces technical barriers and allows for a strong entry point into the renewable fuels market

(1) California Advanced Biofuels Alliance - *Roadmap for Eliminating Petroleum Diesel by 2030* (February 2019)

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Vertex is Well-Positioned for Long-Term Value Creation

Positioned to Become a Leading Producer of Alternative Fuels

1 Mobile will become our flagship asset	• Vertex currently believes the acquisition will allow the Company to become one of the leading suppliers of alternative fuels to the Southeastern United States • Upon completion of the renewable diesel project, the majority of Vertex's go-forward Adjusted EBITDA is expected to be renewables-related, given current expected project economics
2 Mobile is a strategic asset of scale	• 91,000 bpd nameplate capacity facility with high-value light product slate • Multi-channel access to both crude oil and renewable feedstocks; significant distribution capabilities • 3.2 million barrels of feedstock and product storage
3 Mobile has a proven track record	• Mobile refinery has strong track record of safe and reliable operations • Zero OSHA recordable incidents in 2020 • Consistently operated above 95% utilization during a multi-year period
4 Project compelling renewable diesel project economics	• Estimated $85.0 million renewable diesel conversion project, nine-month completion schedule • Pro-forma for completion of the conversion project by year-end 2022, management currently believes the refinery will produce up to 150 million gallons/year of renewable diesel • The refinery will continue to produce conventional diesel and cash flow throughout the renewable diesel conversion
5 Planned recapitalization of balance sheet	• Management anticipates refinery acquisition creates an opportunity to materially improve the Company's liquidity profile and reduce its weighted average cost of capital, over the medium-term

Transformational Acquisition Expected to Position Vertex as a Leading Energy Transition Company of Scale

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Investment Highlights 11 Vertex’s management believes that the refinery acquisition and entrance into the renewable diesel industry is a well - timed strat egic move that will revamp the Company’s business model and position it to capitalize on the global shift to renewable energy sources 1 The Refinery’s location on the Gulf Coast with deep water access allows Vertex to source cost - advantaged feedstock and establish a broad distribution footprint in the United States 3 Strategic partnerships and off - take agreements with Shell, Bunker One and Idemitsu allow for immediate, large - scale asset optimization 4 Vertex expects to acquire an experienced management team and refinery industry veterans that will help to sustain a culture of safety and operational reliability 5 The conversion of an existing operating process unit is expected to be one of the lowest capex renewable diesel projects on a per barrel of capacity basis based on public historical data 2

APPENDIX

Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Free Cash Flow and Net Income (Loss) to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA 13 * EBITDA, Adjusted EBITDA, and free cash flow are non - GAAP financial measures. EBITDA represents net income before interest, taxes, depreciation and amortization for continued an d discontinued operations. Adjusted EBITDA is defined as EBITDA before stock - based compensation expense and gain (loss) on change in value of derivative warrant liability, impairment loss on assets, unrealized gains and losses on derivative instruments for hedging, and Shell refinery transaction related activities for continued and discontinued operations. Free cash flow represents net cash p rov ided by (used in) operating activities for continued and discontinued operations, less capital expenditures for continued and discontinued operations. EBITDA and Adjusted EBITDA are presented because we believe they prov ide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. See also “Use of Non - GAAP Financial Measures”, above. For the Three Months Ended For the Twelve Months Ended December 31, 2021 December 31, 2020 December 31, 2021 December 31, 2020 Net income (loss) $ (5,349,624) $ (2,942,783) $ (7,661,177) $ (11,396,175) Add (deduct): Interest Income - - - (101) Interest Expense 2,927,117 245,910 3,891,227 1,180,354 Depreciation and amortization 1,929,611 1,841,901 7,540,339 8,638,407 EBITDA (492,896) (854,972) 3,170,389 (1,577,515) Add (deduct): Other income - - (4,222,000) - Impairment loss on assets 2,123,703 - 2,123,703 - Loss (gain) on change in value of derivative warrant liability 4,305,233 205,565 15,685,355 (1,638,804) Unrealized (gain) loss on derivative instruments (251,909) 70,219 (190,193) (281,637) Shell transaction related expenses 3,565,420 - 7,295,296 - Stock-based compensation 249,939 165,155 862,565 656,112 Adjusted EBITDA * $ 9,499,490 $ (414,033) $ 25,325,115 $ (2,841,844) Net cash provided by (used in) operating activities $ 6,363,241 $ (1,427,581) $ 9,682,700 $ (76,397) Deduct: capital expenditures (1,738,710) (2,466,289) (4,238,065) (6,685,684) Free cash flow $ 4,624,531 $ (3,893,870) $ 5,444,635 $ (6,762,081)

Reconciliations of Unaudited Net Income (Loss) to Adjusted Net Income (Loss) 14 * Adjusted net income is presented based on our management’s belief that this non - GAAP financial measures enable a user of financial information to understand the impact of identified adjustments on reporte d results. Adjusted net income is defined as net loss before gain (loss) on change in value of derivative warrant liability, impairment los s on assets, and Shell refinery transaction related activities for continued and discontinued operations. Adjusted net income is presented because we believe it provides additional useful information to investors due to the various noncash items during t he period. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. See als o “ Use of Non - GAAP Financial Measures”, above. For the Three Months Ended For the Twelve Months Ended December 31, 2021 December 31, 2020 December 31, 2021 December 31, 2020 Net income (loss) $ (5,349,624) $ (2,942,783) $ (7,661,177) $ (11,396,175) Add (deduct): Loss (gain) on change in value of derivative warrant liability 4,605,233 205,565 15,685,355 (1,638,804) Impairment loss on assets 2,123,703 - 2,123,703 - Shell transaction related expenses 3,565,420 - 7,295,296 - Adjusted Net Income* $ 4,644,732 $ (2,737,218) $ 17,443,177 $ (13,034,979)